Exhibit 2.3

 EXECUTION VERSION

DATE: 8 JULY 2024

DEED OF AMENDMENT

Among

SELLER REPRESENTATIVES

and

EXPRO GROUP HOLDINGS N.V.

and

JOHN KENNETH FRASER MURRAY

and

BRICE MARC BOUFFARD

and

MICHAEL ANTHONY DE RHUNE

THIS DEED IS MADE ON 8 JULY 2024

AMONG:

(1)

BP INV4 HOLDCO LTD a company incorporated and registered in England and Wales with number 11701047 which has its registered office at International House, 36-38 Cornhill, London, EC3V 3NG, United Kingdom (the “Institutional Seller”);

(2)

EXPRO GROUP HOLDINGS N.V., a public company (naamloze vennootschap) incorporated and existing under Dutch law, having its registered office (statutaire zetel) in Amsterdam, The Netherlands and its office address at Mastenmakersweg 1, Den Helder,1786PB, The Netherlands, registered with the trade register of the chamber of commerce under number 34241787 (the “Purchaser”);

(3)	JOHN PAUL FRASER of 3 Union Place, Montrose, DD10 8QB (“First Management Representative”);

(4)	SCOTT ANTHONY BENZIE of Princes House, Jermyn Street, London, England, SW1Y 6DN (“Second Management Representative”);

(5)	JOHN KENNETH FRASER MURRAY of Sport City, Victory Heights, Novelia, Street 1, Villa 50, Dubai, United Arab Emirates;

(6)	BRICE MARC BOUFFARD of Johan van Oldenbarneveltlaan 74, 2582, NW Den Haag, The Netherlands; and

(7)	MICHAEL ANTHONY DE RHUNE of 4 Stevens Lane, Claygate, Esher, Surrey, United Kingdom, KT10 0TE,

(each a “Party” and together, the “Parties”)

RECITALS:

(A)	The Parties are party to a share purchase agreement dated 13 February 2024 as amended on 15 May 2024 (the “Agreement”).

(B)	Pursuant to clause 25 of the Agreement, no variation can be made to the Agreement unless it is in writing and signed by or on behalf of the Seller Representatives, the Purchaser and Kenny Murray.

(C)

Pursuant to clause 19.1 of the Agreement, the First Management Representative is appointed as the representative of the First Management Sellers and the Second Management Representative is appointed as the representative of the Second Management Sellers.

(D)

The Parties have therefore: (i) agreed to amend the terms of the Agreement as provided below; and (ii) agreed to enter into the undertakings provided below in order to facilitate Completion on the date set out in clause 2.

1

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Expressions defined in the Agreement shall (unless the context otherwise requires) have those meanings when used in this deed.

1.2

The provisions of clauses 1.2 to 1.6 inclusive (Definitions and Interpretation) of the Agreement shall (unless the context otherwise requires) apply to this deed as if set out in full and as if all references to the Agreement were references to this deed.

2.	AMENDMENT

2.1	The Agreement shall be amended as follows and shall for all purposes be deemed to have been in such amended form when the original unamended Agreement was first constituted:

(i)

subclause (a) of the definition of “GBP Total Consideration” in clause 1.1 of the Agreement shall be deleted and the words “the total of the Headline Price less the Completion Subscription Consideration Amount, converted to GBP at the GBP Consideration Conversion Rate on the Completion Date; plus” shall be inserted into clause 1.1 of the Agreement as subclause (a) of the definition of “GBP Total Consideration”; and

(ii)

the words “means the next Business Day falling 90 calendar days after the Completion Date” shall be deleted from the definition of “Lock Up Expiry 1” in clause 1.1 of the Agreement and shall be replaced with the words “5 July 2024”.

3.	SUPPLEMENT

3.1

This deed is supplemental to the Agreement and shall be read and construed as one instrument together with the Agreement. Except as amended by this deed, the Agreement shall continue in full force and effect.

3.2

Notwithstanding any other provision of this deed, the provisions of this deed shall be without prejudice to any rights or claims of any Party arising under the terms of the Agreement prior to the date of this deed.

4.	GENERAL

4.1	The provisions in clauses 15, 17, 21, 22, 24, 26, 27, 28, 29 and 30 of the Agreement shall apply to this deed mutatis mutandis as if set out in full herein.

4.2

It is agreed and acknowledged that this deed is intended to benefit each of the Sellers who shall be entitled to enforce the benefit of any term of this deed. Subject to the forgoing, any person who is not a party to this deed shall not have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed.

[Signature pages follow]

2

SIGNATURE PAGES

IN WITNESS WHEREOF these presents consisting of this page and the preceding page are executed as follows and delivered on the date specified above:

Executed as a deed by BP INV4 HOLDCO LTD acting by two authorised signatories	) ) ) ) ) )	/s/ Mark Chaichian Authorised Signatory /s/ Nicholas Gee Authorised Signatory

Executed as a deed by EXPRO GROUP HOLDINGS N.V. acting by its authorised signatory	) ) ) ) ) ) ) )	/s/ John McAlister Authorised Signatory 8 July 2024 Date

Executed as a deed by JOHN KENNETH FRASER MURRAY in the presence of	) ) )	/s/ John Kenneth Fraser Murray

/s/ Jennifer Murray

Signature of witness

Name Jennifer Murray

Address Villa 50 Street 1

Novelia Victory Heights Dubai

Executed as a deed by JOHN PAUL FRASER in the presence of	) ) )	/s/ John Paul Fraser

/s/ Fiona Fraser

Signature of witness

Name Fiona Fraser

Address 3 Union Place, Montrose DD10 8QB

Angus, Scotland

Executed as a deed by SCOTT ANTHONY BENZIE in the presence of	) ) )	/s/ Scott Anthony Benzie

/s/ Pamela Woodson

Signature of witness

Name Pamela Woodson

Address 12227 FM 529

Houston, Texas 77041

Executed as a deed by BRICE MARC BOUFFARD in the presence of	) ) )	/s/ Brice Marc Bouffard

/s/ Victor Bouffard

Signature of witness

Name Victor Bouffard

Address John van Oldenbarneveltlaan 74

The Hague

Executed as a deed by MICHAEL ANTHONY DE RHUNE in the presence of	) ) )	/s/ Michael Anthony De Rhune

/s/ Fiona Aitken

Signature of witness

Name Fiona Aitken

Address 4 Stevens Lane Claygate Esher

Surrey KT10 0TE